SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Cullman Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
 ........................................................................

2) Aggregate number of securities to which transaction applies:

.......................................................................
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
.......................................................................
4) Proposed maximum aggregate value of transaction:

........................................................................

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

November 10, 2010

Dear Stockholder:

We cordially invite you to attend the Special Meeting of Stockholders of Cullman Bancorp, Inc. (the “Company”).  The Company is the holding company of Cullman Savings Bank, and our common stock is traded on the OTC Electronic Bulletin Board under the symbol “CULL”.  The Special Meeting will be held at the main office of Cullman Savings Bank, located at 316 Second Avenue S.W., Cullman, Alabama, at 5:00 P.M., Alabama time, on Tuesday, December 14, 2010.

The enclosed Notice of Special Meeting and Proxy Statement describe the formal business to be transacted. The Special Meeting is being held so that stockholders may consider the approval of the Cullman Bancorp, Inc. 2010 Equity Incentive Plan.  For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the approval of the Equity Incentive Plan.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Special Meeting.  This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.  Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ John A. Riley

John A. Riley, III
President and Chief Executive Officer

Cullman Bancorp, Inc.
316 Second Avenue, S.W.
Cullman, Alabama 35055
(256) 734-1740

NOTICE OF
SPECIAL MEETING OF STOCKHOLDERS
To Be Held On December 14, 2010

Notice is hereby given that the Special Meeting of Stockholders of Cullman Bancorp, Inc. (the “Company”) will be held at the main office of Cullman Savings Bank, located at 316 Second Avenue S.W., Cullman, Alabama, on Tuesday, December 14, 2010 at 5:00 P.M., Alabama time.

A Proxy Card and a Proxy Statement for the Special Meeting are enclosed.

The Special Meeting is for the purpose of considering and acting upon the approval of the Cullman Bancorp, Inc. 2010 Equity Incentive Plan, and such other matters as may properly come before the Special Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Special Meeting.

Any action may be taken on the foregoing proposal at the Special Meeting on the date specified above, or on any date or dates to which the Special Meeting may be adjourned.  Stockholders of record at the close of business on November 2, 2010, are the stockholders entitled to vote at the Special Meeting, and at any adjournments thereof.  A list of stockholders entitled to vote at the Special Meeting will be available at 316 Second Avenue, S.W., Cullman, Alabama, for a period of 20 days prior to the Special Meeting and will also be available for inspection at the meeting itself.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE SPECIAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE SPECIAL MEETING.

By Order of the Board of Directors

/s/ Robin O’Berry

Robin O’Berry
Corporate Secretary
November 10, 2010

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 14, 2010:  THIS PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, IS AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/6716sm.

PROXY STATEMENT

Cullman Bancorp, Inc.
316 Second Avenue, S.W.
Cullman, Alabama 35055
(256) 734-1740

SPECIAL MEETING OF STOCKHOLDERS
December 14, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cullman Bancorp, Inc. (the “Company”) to be used at the Special Meeting of Stockholders of the Company (the “Special Meeting”), which will be held at the main office of Cullman Savings Bank, located at 316 Second Avenue S.W., Cullman, Alabama, on Tuesday, December 14, 2010, at 5:00 P.M., Alabama time, and all adjournments of the Special Meeting.  The accompanying Notice of Special Meeting of Stockholders, the Proxy Card and this Proxy Statement are first being mailed to stockholders on or about November 10, 2010.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the Special Meeting and all adjournments thereof.  Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon.  Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposal set forth in this Proxy Statement.  If any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

A proxy may be revoked at any time prior to its exercise by sending written notice of revocation to the Secretary of the Company at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.  However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Special Meeting.  The presence at the Special Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Special Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

Holders of record of the Company’s common stock, par value $0.01 per share, as of the close of business on November 2, 2010 (the “Record Date”) are entitled to one vote for each share then held.  As of the Record Date, the Company had 2,512,750 shares of common stock issued and outstanding, 1,382,012 of which were held by Cullman Savings Bank, M.H.C. (the “Mutual Holding Company”), and 1,130,738 of which were held by stockholders other than the Mutual Holding Company (“Minority Stockholders”). The presence in person or by proxy of a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at the Special Meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.  In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit the further solicitation of proxies. However, the presence by proxy of the Mutual Holding Company’s shares will assure a quorum is present at the Special Meeting.

As to the approval of the 2010 Equity Incentive Plan, by checking the appropriate box a stockholder may vote “FOR” the item, vote “AGAINST” the item or “ABSTAIN” from voting on the item. The approval of this matter requires the affirmative vote of (i) a majority of the shares cast at the Special Meeting, in person or by proxy, by Minority Stockholders, and (ii) a majority of the total shares represented at the Special Meeting and entitled to be voted at the Special Meeting.  For purposes of the vote required in clause (i), abstentions and broker non-votes are not considered votes cast.  For purposes of the vote required in clause (ii), abstentions will be treated as represented at the Special Meeting and entitled to be voted at the Special Meeting, and will have the same effect as a vote against the 2010 Equity Incentive Plan. Management of the Company anticipates that the Mutual Holding Company, the majority stockholder of the Company, will vote all of its shares in favor of the 2010 Equity Incentive Plan.

Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Board of Directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership.  The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, and all directors and executive officers of the Company as a group.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding

Principal Stockholders:

Cullman Savings Bank, M.H.C.	1,382,012	55.0%
316 Second Avenue, S.W.
Cullman, Alabama 35055

Cullman Savings Bank, M.H.C. (2)	1,561,309	62.1%
and all Directors and Executive Officers
as a group (9 persons)
316 Second Avenue, S.W.
Cullman, Alabama 35055
___________________________________________
(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares.  The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)
The Company’s executive officers and directors are also executive officers and directors of Cullman Savings Bank, M.H.C. Excluding shares held by Cullman Savings Bank, M.H.C., the Company’s executive officers and directors owned an aggregate of 179,297 shares, or 7.14% of the outstanding shares.

EXECUTIVE COMPENSATION

The following table sets forth for the year ended December 31, 2009 certain information as to the total remuneration paid by the Company to our President and Chief Executive Officer John A. Riley, our Executive Vice President and Director of Lending Alan R. Wood and our Senior Vice President and Chief Financial Officer Michael Duke (“Named Executive Officers”).

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Non-qualified deferred compensation earnings ($)(2)	All other compensation ($)	Total ($)
John A. Riley, III President and Chief Executive Officer	2009 2008	$193,000 (1) 181,000	$ 29,750 33,000	$ 398 79	$58,564 (3) 40,282	$281,712 254,361
Alan R. Wood Executive Vice President and Director of Lending	2009 2008	129,883 126,100	22,100 25,220	346 __	38,851(4) 38,265	191,180 189,585
Michael Duke Senior Vice President and Chief Financial Officer	2009 2008	125,750 122,100	21,400 24,420	335 __	37,707 (5) 37,771	185,192 184,291
_________________
(1)	Includes fees in the amount of $18,000 relating to service as a director.

(2)
The amount in this column represents the above-market earnings (defined for these purposes as the amount that exceeds 120% of the applicable federal long-term rate) on Mr. Riley’s account balance in the Directors’ Cash Compensation Deferral Plan.

(3)
Amounts paid include Cullman Savings Bank’s contributions under our Profit Sharing Plan in the amount of $33,413, amounts contributed to Deferred Incentive Plan in the amount of $17,500, a matching contribution under the Directors’ Cash Compensation Deferral Plan in the amount of $6,000, imputed income resulting from premiums paid by Cullman Savings Bank with respect to life and disability insurance premiums in the aggregate amount of $1,084 and reimbursement for cell phone use in the amount of $567.00

(4)
Amounts paid include Cullman Savings Bank’s contributions under our Profit Sharing Plan in the amount of $23,063, amounts contributed to the Deferred Incentive Plan in the amount of $12,988, fees for attendance at Cullman Savings Bank’s board of director meetings in the amount of $1,182, imputed income resulting from premiums paid by Cullman Savings Bank with respect to life and disability insurance premiums in the aggregate amount of $1,027 and reimbursement for cell phone use in the amount of $591.

(5)
Amounts paid include Cullman Savings Bank’s contributions under our Profit Sharing Plan in the amount of $22,343, amounts contributed to the Deferred Incentive Plan in the amount of $12,575, fees for attendance at Cullman Savings Bank’s board of director meetings in the amount of $1,200, imputed income resulting from premiums paid by Cullman Savings Bank with respect to life and disability insurance premiums in the aggregate amount of $989 and reimbursement for cell phone use in the amount of $600.

Benefit Plans

Deferred Incentive Plan. Cullman Savings Bank maintains a Deferred Incentive Plan whereby John A. Riley, Alan R. Wood and Michael Duke may receive an annual amount credited to their account.  The executives do not contribute to the plan.  The amount of the annual award ranges between 0% and 20% of an executive’s base salary and the amount is determined based on Cullman Savings Bank’s performance.  Specifically, for 2009, Messrs. Riley, Wood and Duke would receive an award of 10% of base salary if the return on assets is 0.60%, or 15% of base salary if the return on assets is 0.75% and an award of 20% of base salary if the return on assets is 0.90%.  The specific goals are determined annually and are subject to the discretion of the Board of Directors, Chief Executive Officer or any appropriate management personnel.  For 2009, the Board of Directors set the specific goals, in consultation with our Chief Executive Officer.  The Deferred Incentive Plan, which is an unfunded plan, provides that each annual award is credited with an assumed annual return equal to the greater of an interest rate equal to 6% or 10 times the Bank’s return on assets for the most recently completed year, but not to exceed an interest rate of 10%.  In addition, each annual award is subject to a 5-year cliff vesting schedule and executives will become 100% vested upon a change in control, death, disability or retirement.  Executives will receive a distribution upon termination of service, or if earlier, the occurrence of an unforeseen emergency, death, disability or change in control.  For 2009, Messrs. Riley, Wood and Duke received $17,500, $13,762 and $13,324, respectively, under the plan.

Profit Sharing Plan.  Cullman Savings Bank maintains a tax-qualified defined contribution plan for eligible employees (the “Profit Sharing Plan”).  All employees at least age 19 who have completed at least one year of entry service are eligible to participate in the Profit Sharing Plan.  The Bank may make an annual discretionary contribution to the Profit Sharing Plan which is shared among all eligible participants, including the Named Executive Officers.  Participants may not make any contributions to the Profit Sharing Plan.  The Bank has made a discretionary profit sharing contribution in each year since 1984.  To be eligible to share in the discretionary profit sharing contribution, a participant must be employed on December 31.  A participant will also be eligible to share in the profit sharing contribution if he or she was an active participant at any time during the plan year and retired, died or became totally disabled.  The discretionary profit sharing contribution is divided among participants on the basis of each participant’s proportional share of compensation relative to all participants.  Participants become 100% vested in the contributions made to their account upon the completion of 3 years of service.  In 2009, the Bank made a discretionary contribution in the amount of $268,006 to the Profit Sharing Plan.  For 2009, Messrs. Riley, Wood and Duke received $33,413, $23,063 and $22,343, respectively, under the plan. The Profit Sharing Plan provides participants with the opportunity to purchase and sell the common stock of Cullman Bancorp, Inc.

Employment / Change in Control Agreements.  Cullman Savings Bank has no current plans to enter into employment or change in control agreements with any of its executive officers.

Employee Stock Ownership Plan. Cullman Savings Bank has adopted an employee stock ownership plan.  Eligible employees who have attained age 19 and completed 1,000 hours of service during a continuous 12-month period are eligible to participate in the plan. The employee stock ownership plan trust has borrowed funds from the Company and used those funds to purchase 98,500 shares of Company common stock.  Collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from Cullman Savings Bank discretionary contributions to the employee stock ownership plan over a period of 20 years.  The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the employee stock ownership plan loan is an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering.  Thereafter the interest rate adjusts annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.    Shares purchased by

the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Participants will become 100% vested upon the completion of three years of service.  Participants who were employed by Cullman Savings Bank immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan.  Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan.  Generally, participants will receive distributions from the employee stock ownership plan upon separation from service.  The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts.  The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Pursuant to FASB ASC 718-40, the Company records compensation expense each year in an amount equal to the fair market value of the shares committed to be released from the suspense account.

Directors’ Compensation

The following table sets forth the compensation paid to our directors other than Mr. Riley during the year ended December 31, 2009.  Information with respect to director fees and other director compensation paid to Mr. Riley is included below in “Summary Compensation Table.”

Director Compensation
Name	Fees earned or paid in cash ($)	Nonqualified deferred compensation earnings ($)	All other compensation ( $)(1)	Total ($)
Dr. Paul D. Bussman	18,000	357	6,000	24,357
Kim J. Chaney	18,000	266	6,000	24,266
Nancy McClellan	18,000	307	6,000	24,307
Dr. William F. Peinhardt	18,000	266	6,000	24,266
_________________________________
(1)	Amounts represent Cullman Savings Bank’s matching contribution under our Directors’ Cash Compensation Deferral Plan in the amount of $6,000.

Fees.  Cullman Savings Bank pays each director a fee of $1,500 for each board meeting attended. No separate fees are paid for committee meetings attended or for service as committee chairmen.  Cullman Bancorp, Inc. does not pay any meeting or committee fees.

Cash Compensation Deferral Plan.  Cullman Savings Bank maintains a Directors’ Cash Compensation Deferral Plan whereby directors may elect to defer a minimum of 25% and a maximum of 100% of their board fees until the later of age 65 or termination of service, or if earlier, the occurrence of an unforeseen emergency, death, disability or change in control.  The Directors’ Cash Compensation Deferral Plan, which is an unfunded plan, provides for an annual matching contribution equal to 100% of the elected deferral amount, not to exceed $6,000 annually, and an assumed annual return on deferred amounts in an amount equal to the greater of an interest rate equal to 6% or 10 times Cullman Savings Bank’s return on assets for the most recently completed year, but not to exceed an interest rate of 10%.

In the event a director dies before he or she terminates service as a director, the director’s beneficiary will be paid a death benefit determined by assuming the director had remained in service until age sixty-five (65) and elected the maximum deferral and received the maximum matching contribution each year.  Cullman Savings Bank elected to fund this death benefit through the purchase of life insurance policies on the life of each director, except for Kim Chaney.  The dollar value of the premiums paid on the life insurance policies is provided in the next paragraph.  The amount of the death benefit payable under the Directors’ Cash Compensation Deferral Plan is reduced by the amount of life insurance proceeds payable upon the death of a director, which is specified in each director’s Split Dollar Agreement.  If a director dies after he or she terminates service as a director, the director’s beneficiary will receive only the unpaid portion of the director’s account.  For Kim Chaney only, in the event of his death as of December 31, 2009, his beneficiary would receive a death benefit of $262,305 payable over a ten year period.

Split Dollar Agreements.  In conjunction with the adoption of the Directors’ Cash Compensation Deferral Plan, Cullman Savings Bank has purchased insurance policies on the lives of the directors, other than Kim Chaney, and has entered into endorsement Split Dollar Agreements with each of our directors, other than Kim Chaney.  The policies are owned by Cullman Savings Bank which paid each premium due on the policies in a single lump sum.  The amount of the premiums paid for the life insurance policies was $1,000,830, $401,500, $242,955 and $345,715, respectively, on behalf of Messrs. Riley, Bussman, Peinhardt and Ms. McClellan.  Under the Split Dollar Agreements, upon a director’s death while he or she was a director of Cullman Savings Bank, the director’s beneficiary will be paid a death benefit equal to the lesser of (i) one-hundred percent (100%) of the portion of the insurance proceeds designated in each director’s Split Dollar Agreement, or (ii) the director’s death benefit as calculated under the Cash Compensation Deferral Plan.  In the event of the director’s deaths as of December 31, 2009, the beneficiaries of Dr. Bussman, Ms. McClellan, Dr. Peinhardt and Mr. Riley would receive a death benefit of $275,733, $380,028, $39,336 and $588,318, respectively.  The amount of this benefit is reduced from the amount of the death benefit payable under the Cash Compensation Deferral Plan.

In the event a director dies after he or she terminated service as a director for any reason, including retirement, he or she will not be entitled to any benefits under his or her Split Dollar Agreement.  The Split Dollar Agreement may be terminated at any time by Cullman Savings Bank or the director, by written notice to the other.  The Split Dollar Agreement will also terminate automatically if a Director ceases to serve as a member of the board of directors for any reason except death, upon the surrender, cessation of Cullman Savings Bank’s business or upon bankruptcy, receivership or dissolution of Cullman Savings Bank.  Upon termination, the director forfeits any right in the death benefit and Cullman Savings Bank may retain or terminate the insurance policy in its sole discretion.

Equity Compensation Plan Disclosure

As of December 31, 2009, there were no compensation plans under which equity securities of the Company are authorized for issuance.

PROPOSAL 1—APPROVAL OF THE CULLMAN BANCORP, INC.
2010 EQUITY INCENTIVE PLAN

           The Board of Directors has adopted, subject to stockholder approval, the Cullman Bancorp, Inc. 2010 Equity Incentive Plan (the “Equity Incentive Plan”), to provide officers, employees and directors of the Company and Cullman Savings Bank with additional incentives to promote the growth and performance of the Company. Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs.  By approving the Equity Incentive Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock.

The Equity Incentive Plan complies with the regulations of the Office of Thrift Supervision. However, the Office of Thrift Supervision has not endorsed or approved the Equity Incentive Plan in any way.

The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A.

General

Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of up to 172,373 shares of the Company common stock pursuant to grants of restricted stock awards, incentive stock options and non-qualified stock options; with up to 123,124 shares of stock used to fund stock options and 49,249 shares of stock used to fund restricted stock awards under the Equity Incentive Plan.

The Equity Incentive Plan will be administered by the members of the Company’s Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Incentive Plan.  The Committee has full and exclusive power within the limitations set forth in the Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Incentive Plan’s purposes; and interpreting and otherwise construing the Equity Incentive Plan.  The Equity Incentive Plan also permits the Board of Directors or the Committee to delegate to one or more officers of the Company the power to: (i) designate officers and employees who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded.  Awards intended to be “performance-based” under Section 162(m) of the Internal Revenue Code must be granted by the Committee in order to be exempt from the $1.0 million limit on deductible compensation for tax purposes.

Eligibility

Employees and directors of the Company or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant.  Each award shall be subject to conditions established by the Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee; provided, however, that unless the Committee specifies a different vesting rate, no awards shall vest more rapidly than 20% per year over a five-year period commencing one year from the date of grant.  Awards may be granted in a combination of incentive and non-qualified stock options or restricted stock, as follows:

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time.  Under the Equity Incentive Plan, the exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted.  Fair market value for purposes of the Equity Incentive Plan means (i) the final sales price of the Company’s common stock as reported on the principal United States securities exchange on which the shares are listed or admitted to trading on the date in question, or if the Company’s common stock was not traded on such date, then on the last preceding date on which any reported sale of the Company common stock occurred, and without regard to after-hours trading activity in New York City, or (ii) if the shares of our common stock are not listed or admitted to trading on any such exchange, then the closing bid quotation with respect to a share of our common stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity.  The Committee will determine the fair market value of the common stock, in accordance with Section 422 of the Internal Revenue Code and applicable requirements of Code Section 409A, if it cannot be determined in the manner described above.  Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either “incentive” stock options or “non-qualified” stock options.  Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only officers and employees are eligible to receive incentive stock options.  Outside directors may only receive non-qualified stock options under the Equity Incentive Plan.  Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by personal, certified or cashiers check, (ii) by tendering stock of the Company owned by the participant in satisfaction of the exercise price, (iii) by a “cashless exercise” through a third party, or (iv) by a combination of the foregoing.  The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.

Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law.  Restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the Equity Incentive Plan or the award agreement.  Prior to their vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock.

Prohibition Against Repricing of Options. The Equity Incentive Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted.

To the extent any shares of stock covered by an award (including restricted stock awards) under the Equity Incentive Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

In the event of a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award’s status as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, if applicable; provided, however, that the Committee may adjust awards to preserve the benefits or potential benefits of the awards.

Performance Features

General. A federal income tax deduction for the Company will generally be unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer and three other most highly compensated officers (other than its chief financial officer) named in the summary compensation table.  However, amounts that constitute “performance-based compensation” (as that term is used in section 162(m) of the Internal Revenue Code) are not counted toward the $1.0 million limit.  The Equity Incentive Plan is designed so that stock options will be considered performance-based compensation.  The Committee may designate whether any restricted stock awards granted to any participant are intended to be performance-based compensation. Any restricted stock awards designated as performance-based compensation will be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: basic earnings per share; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; net income or net income before taxes; cash earnings; net interest income; non-interest income; general and administrative expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; cash return on average assets; return on average stockholders' equity; cash return on average stockholders' equity; return on average tangible stockholders' equity; cash return on average tangible stockholders' equity; core earnings; operating income; operating efficiency ratio; net interest rate margin or net interest rate spread; growth in assets, loans, or deposits; loan production volume; non-performing loans; cash flow; strategic business objectives consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or any combination of the foregoing. Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries or business units of the Company or a subsidiary and may be measured relative to a peer group, an index or a business plan. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be performance-based compensation and the establishment of any performance-based measures shall be made during the period required by section 162(m) of the Internal Revenue Code.

Vesting of Awards

If the vesting of an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement; subject to acceleration of vesting, in the discretion of the Committee, in the event of death, disability, retirement or involuntary termination of employment or service following a change in control.

Change in Control

Unless otherwise stated in an award agreement, upon the occurrence of an involuntary termination of employment following a change in control of the Company, all outstanding options then held by a participant will become fully exercisable and all restricted stock awards shall be fully earned and vested. For the purposes of the Equity Incentive Plan, a change in control generally occurs when:

(a) the Company or Cullman Savings Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or Cullman Savings Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b) there is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or Cullman Savings Bank’ voting securities; provided, however, this clause (ii) shall not apply to beneficial ownership of the Company’s or Cullman Savings Bank’ voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(c) during any period of two consecutive years, individuals who constitute the Company’s or Cullman Savings Bank’ Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or Cullman Savings Bank’ Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(d)           the Company or Cullman Savings Bank sells to a third party all or substantially all of its assets.

In the event of a change in control, any performance measure attached to an award under the Equity Incentive Plan shall be deemed satisfied as of the date of the change in control.

Forfeiture

The Committee may specify in an award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon termination of employment for cause; termination of services with the Company or its affiliate or subsidiary; any material violation of one or more of the Company’s policies; breach of noncompetition, confidentiality or other restrictive covenants that apply to the employee or director; or any other conduct that is detrimental to the Company’s business or reputation, its affiliates and/or its subsidiaries.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve- month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement. In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any participant reimburse the Company for all or any part of the amount of any payment in settlement of any award granted hereunder.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan, provided that, except as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provision of the Equity Incentive Plan related to repricing, materially increase the original number of securities that may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Incentive Plan, without approval of stockholders. Notwithstanding the foregoing, the Board may, without stockholder approval, amend the Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the Equity Incentive Plan complies with current or future law and the Board of Directors may unilaterally amend the Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Internal Revenue Code, and its applicable regulations and guidance.

Duration of Plan

The Equity Incentive Plan will become effective upon approval by the stockholders at this annual meeting.  The Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Equity Incentive Plan on or after the 10-year anniversary of the effective date of the Equity Incentive Plan.  At any time, the Board of Directors may terminate the Equity Incentive Plan. However, any termination of the Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and the Company will be entitled to a corresponding deduction for tax purposes.  A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.

Withholding of Taxes. the Company may withhold amounts from participants to satisfy withholding tax requirements.  Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.
Deduction Limits.  Section 162(m) of the Internal Revenue Code generally limits the Company’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for its chief executive officer and the three other most highly compensated executives (excluding the chief financial officer) named in the summary compensation table (“covered employees”).  Restricted stock awards, other than performance-based restricted stock awards, and other awards that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million.  “Qualified performance-based compensation” is not subject to this limit and is fully deductible by the Company.  “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance.  Stock options available for award under the Equity Incentive Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services.  Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee’s retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible.  Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit.  The Equity Incentive Plan is designed so that stock options and restricted stock awards that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit.  The Company expects that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards.  However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan.  The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, the Company is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock).

Awards to be Granted

The Board of Directors adopted the Equity Incentive Plan, and the Compensation Committee intends to meet promptly after stockholder approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors.  At the present time, no specific determination has been made as to the grant or allocation of awards.

Required Vote and Recommendation of the Board

In order to approve the Equity Incentive Plan, the proposal must receive the affirmative vote of: (i) a majority of the shares represented at the meeting and entitled to be voted at the meeting, and (ii) a majority of the votes cast at the meeting, in person or by proxy, by stockholders other than our mutual holding company, Cullman Savings Bank, M.H.C.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2010 EQUITY INCENTIVE PLAN.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 316 Second Avenue, S.W., Cullman, Alabama 35055, no later than December 20, 2010. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Special Meeting other than the matter described above in this Proxy Statement.  However, if any matters should properly come before the Special Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Special Meeting, as to which they shall act in accordance with their best judgment.  The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Bylaws of the Company provide an advance notice procedure for certain business or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to the Secretary of the Company not less than five days prior to the date of the annual meeting.  No other proposal shall be acted upon at the annual meeting.  A stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days prior to the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter.

The date on which the next annual meeting of Stockholders is expected to be held is May 17, 2011. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2011 Annual Meeting of Stockholders must be made in writing and delivered to the Secretary of the Company no later than May 12, 2011.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company.  In addition to the solicitation of proxies by mail, the Company will request that banks, brokers and other holders of record send proxies and material to the beneficial holders of Company common stock and secure their voting instructions. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.  The Company has retained Phoenix Advisory Partners to assist the Company in soliciting proxies, and has agreed to pay Phoenix Advisory Partners a fee of $5,000, plus reasonable out-of-pocket expenses for these services.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Cullman Bancorp, Inc.’s Proxy Statement, including the Notice of the Special Meeting of Stockholders, is available on the internet at www.cfpproxy.com/6716sm.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robin O’Berry

Robin O’Berry
Corporate Secretary
Cullman, Alabama
November 10, 2010

APPENDIX A

CULLMAN BANCORP, INC.

2010 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1                  Purpose, Effective Date and Term.  The purpose of the Cullman Bancorp, Inc. 2010 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Cullman Bancorp, Inc. (the “Company”), and its Subsidiaries, including Cullman Savings Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders.  The “Effective Date” of the Plan is December 14, 2010, which is the expected date of the approval of the Plan by the Company’s stockholders.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2                  Administration.  The Plan shall be administered by a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3                  Participation.  Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4                  Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

            Section 2.1                    General.  Any Award under the Plan may be granted singularly or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.7, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)           Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date; or (ii)  to a non-Employee.  Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO.  Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option.  In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

 (b)           Restricted Stock.  Restricted Stock means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

Section 2.2                  Stock Options.

(a)           Grant of Stock Options.  Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b)           Terms and Conditions.  A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including:  (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by personal, certified or cashiers’ check; (iv) by other property deemed acceptable by the Committee; or (v) by any combination thereof.  The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share.

(c)           Required Regulatory Provisions.  Notwithstanding any provision herein to the contrary, Employees who are executive officers of the Bank or Company and Directors of the Bank or Company who have been awarded Stock Options under the Plan must exercise or forfeit their Stock Options in the event that the Bank or the Company (i) becomes critically undercapitalized (as defined in 12 C.F.R. Section 565.4), (ii) is subject to Office of Thrift Supervision enforcement action, or (iii) receives a capital directive under 12 C.F.R. Section 565.7.

Section 2.3                  Restricted Stock.

(a)           Grant of Restricted Stock.  Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with Cullman Bancorp, Inc. dated [Date], made pursuant to the terms of the Cullman Bancorp, Inc. 2010 Equity Incentive Plan, copies of which are on file at the executive offices of Cullman Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify.  Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.  In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards.  Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)           Terms and Conditions.         Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)           Dividends.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, shall be immediately distributed to the Participant.  If the Committee determines to delay the distribution of dividends to a Participant until the vesting of an Award of Restricted Stock, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests.

(ii)           Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Restricted Stock shall be exercised by the Participant in his or her discretion.

(iii)           Tender Offers and Merger Elections.  Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee.  If no such direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4                  Performance-Based Compensation. Any Award under the Plan that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee.  The grant of any Award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

           (a)                 Performance Measures.  Such performance measures may be based on any one or more of the following:

(i)	basic earnings per share;

(ii)	basic cash earnings per share;

(iii)	diluted earnings per share;

(iv)	diluted cash earnings per share;

(v)	net income or net income before taxes;

(vi)	cash earnings;

(vii)	net interest income;

(viii)	non-interest income;

(ix)	general and administrative expense to average assets ratio;

(x)	cash general and administrative expense to average assets ratio;

(xi)	efficiency ratio;

(xii)	cash efficiency ratio;

(xiii)	return on average assets;

(xiv)	cash return on average assets;

(xv)	return on average stockholders' equity;

(xvi)	cash return on average stockholders' equity;

(xvii)	return on average tangible stockholders' equity;

(xviii)	cash return on average tangible stockholders' equity;

(xix)	core earnings;

(xx)	operating income;

(xxi)	operating efficiency ratio;

(xxii)	net interest rate margin or net interest rate spread;

(xxiii)	growth in assets, loans, or deposits;

(xxiv)	loan production volume;

(xxv)	non-performing loans;

(xxvi)	cash flow;

(xxvii)
strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or

(xxviii)	any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary, may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement:  (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)           Adjustments.  Pursuant to this Section 2.4, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m).  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.5                      Vesting of Awards.  Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, Awards under the Plan shall be granted with a vesting rate not exceeding twenty percent (20%) per year, with the first installment vesting one year after the date of grant.  If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, Retirement or Involuntary Termination of Employment following a Change in Control).  Unless otherwise provided by the Committee, Service as a director emeritus or advisory director shall constitute Service for purposes of vesting.

Section 2.6                      Deferred Compensation.  If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.7                      Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.3, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value) or replacement grants, or other means.

Section 2.8.                      Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or the Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award.   Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:

(a)           Upon a Participant’s Termination of Service for any reason other than Disability, death, Retirement or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three months following termination and any Restricted Stock that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b)           In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock granted to a Participant that has not vested shall expire and be forfeited.

(c)           Upon Termination of Service for reason of Disability, death or Retirement, all Stock Options shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service.  Stock Options may be exercised for a period of one year following Termination of Service due to death, Disability or Retirement; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement or one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of Termination of Service.

(d)           Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(e)           Notwithstanding the provisions of this Section 2.8, the effect of a Change in Control on the vesting/exercisability of Stock Options and Restricted Stock is as set forth in Article 4.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1                      Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2                      Share Limitations.

(a)           Share Reserve.  Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to One Hundred Seventy Two Thousand Three Hundred and Seventy Three (172,373) shares of Stock.  The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is One Hundred Twenty Three Thousand One Hundred and Twenty Four (123,124) shares of Stock.  The maximum number of shares of Stock that may be issued as Restricted Stock Awards is Forty Nine Thousand Two Hundred and Forty Nine (49,249) shares of Stock. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.3.

(b)           Computation of Shares Available.  For purposes of this Section 3.2 and in connection with the granting of a Stock Option or Restricted Stock, the number of shares of Stock available for the granting of additional Stock Options and Restricted Stock shall be reduced by the number of shares of Stock in respect of which the Stock Option or Restricted Stock is granted or denominated.  To the extent any shares of Stock covered by an Award (including Restricted Stock) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.  To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.

Section 3.3                      Corporate Transactions.

(a)           General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options  and Restricted Stock in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options and Restricted Stock, and (iii) the Exercise Price of Stock Options.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options and Restricted Stock (including, without limitation, cancellation of Stock Options and Restricted Stock in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options or Restricted Stock using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.

(b)           Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled.

Section 3.4                      Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)           Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)           Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1                      Consequence of a Change in Control.  Subject to the provisions of Section 3.3 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee:

(a)           At the time of an Involuntary Termination of Employment (as defined in Section 8.1) (or, as to a Director, Termination of Service as a Director) following a Change in Control, all Stock Options then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option).

(b)           At the time of an Involuntary Termination of Employment (as defined in Section 8.1) (or, as to a Director, Termination of Service as a Director) following a Change in Control, all Awards of Restricted Stock described in Section 2.1(b) shall be fully earned and vested immediately.  Notwithstanding the above, any Awards the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.

(c)           In the event of a Change in Control, any performance measure attached to an Award under the Plan shall be deemed satisfied as of the date of the Change in Control.

Section 4.2                      Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)           Merger:  The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b)           Acquisition of Significant Share Ownership:  There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the

Securities Exchange Act of 1934, as amended, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s voting securities; provided, however, this clause (ii) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(c)           Change in Board Composition:  During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(d)           Sale of Assets:  The Company or the Bank sells to a third party all or substantially all of its assets.

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the“Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Stock or Voting Securities by the Company, which by reducing the number of shares of Stock or Voting Securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.  In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.  In addition, in no event shall a reorganization of Cullman Savings Bank, MHC, the Company or Bank solely within its corporate structure constitute a “Change in Control” for purposes of this Agreement.

ARTICLE 5 - COMMITTEE

            Section 5.1                      Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members.  If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.  Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award.  The Board (or those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

 Section 5.2                    Powers of Committee.  The administration of the Plan by the Committee shall be subject to the following:

(a)           the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6) to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)           The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

                (c)           The Committee will have the authority to define terms not otherwise defined herein.

(d)           Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)           In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

            Section 5.3                      Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.   The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4                      Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5                      Committee Action.   The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1                      General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.3 and Section 6.2) may cause the Award to violate Code Section 409A, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.3, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2                      Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company.  By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1                      No Implied Rights.

(a)           No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)           No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)           No Rights as a Stockholder.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2                      Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer.  The Committee shall have the discretion to permit the transfer of Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant.

Section 7.3                      Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”).  Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4                      Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock or Stock Options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5                      Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant.  A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6                      Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 7.7                      Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8                      Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by: (i) with respect to a Stock Option settled in stock, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding.  Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Accounting Standards Codification (ASC) Topic 718 (formerly, SFAS 123R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.

Section 7.9                       Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10                      Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11                      Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12                      No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13                      Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Alabama without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located in the State of Alabama, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14                      Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer.  The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15                      Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16                      Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office.  Such notices, demands, claims and other communications shall be deemed given:

(a)           in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)           in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)           in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service.  Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary.

Section 7.17                      Forfeiture Events.

(a)           The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b)           If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1                      In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)           “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b)           “Award” means any Stock Option, Restricted Stock or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c)           “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan.  Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d)           “Board” means the Board of Directors of the Company.

(e)           If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement.  In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.

(f)           “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)           “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)           “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i)           “Committee” means the Committee acting under Article 5.

(j)           “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.

(k)           “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(l)             If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement.  In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan.  To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant:  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees.  Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m)           “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(n)           “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p)           “Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.

(q)           “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

(r)           “Fair Market Value” means, with respect to a share of Stock on a specified date:

(I)           the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(II)           if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(III)           if (I) and (II) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A and the regulations promulgated thereunder.  For purposes of the exercise of a Stock Option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

(s)           A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events following a Change in Control: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to the Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control; (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is at least thirty (30) miles further away from the Employee Participant’s principal residence prior to the Change in Control.

(t)           “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

(u)           “Incumbent Directors” means:

(I)           the individuals who, on the date hereof, constitute the Board; and

(II)           any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments

(v)           “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary (other than a termination for Cause) or termination of employment by a Participant Employee for Good Reason.

(w)           “ISO” has the meaning ascribed to it in Section 2.1(a).

(x)            “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(y)           “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(z)           “Restricted Stock” has the meaning ascribed to it in Section 2.3.

(aa)         “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of age 70, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement until both Service as an Employee and Service as a Director has ceased.  A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-Employee Director’s intention to retire.

(bb)           “SEC” means the United States Securities and Exchange Commission.

(cc)           “Securities Act” means the Securities Act of 1933, as amended from time to time.

(dd)           “Service” means service as an Employee, service provider, or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

(ee)           “Stock” means the common stock of the Company, $0.01 par value per share.

(ff)           “Stock Option” means an ISO or a Non-Qualified Option.

(gg)           “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(hh)           “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(I)            The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(II)           The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract.  For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary.  If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period.  For purposes of this sub-section (ll), to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(III)           If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(IV)           A service provider whose Services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose Services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides Services requested by the Company or any Subsidiary (as determined by the Committee).

(V)           Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section (ii), the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred.  In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii).  For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service.  If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(VI)           With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.

(ii)           “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(jj)           “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

Section 8.2                      In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)           actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)           references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)           in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)           references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)           indications of time of day mean Alabama time;

(f)           “including” means “including, but not limited to”;

(g)           all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)           all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)           the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)           any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)           all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CULLMAN BANCORP, INC.	For	With- held	Abstain
SPECIAL MEETING OF STOCKHOLDERS DECEMBER 14, 2010 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS	1. The approval of the Cullman Bancorp, Inc. 2010 Equity Incentive Plan.	☐	☐	☐

The undersigned hereby appoints the full Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Cullman Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Meeting”) to be held at the main office of Cullman Savings Bank, located at 316 Second Avenue S.W., Cullman, Alabama, at 5:00 p.m., Alabama time, on December 14, 2010. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSITION STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above Co-holder (if any) sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

CULLMAN BANCORP, INC.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Should the above-signed be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Cullman Bancorp, Inc. at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Cullman Bancorp, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

The above-signed acknowledges receipt from Cullman Bancorp, Inc. prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated November 10, 2010.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 14, 2010: CULLMAN BANCORP, INC.’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS, IS AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/6716SM